EXHIBIT 10.1.8

                                     LEASE
                     ROSAUERS SUPERMARKETS, INC. - LESSOR
                        INLAND NORTHWEST BANK - LESSEE
                             COEUR D'ALENE, IDAHO

     THIS LEASE is made and entered into as of the 16th day of December, 1997, by and between ROSAUERS SUPERMARKETS, INC., lessee of the entire premises and sublessor of the demised premises, hereinafter referred to as the "Lessor", and INLAND NORTHWEST BANK, sublessee of the demised premises, hereinafter referred to as the "Lessee".

     1. LEASED PREMISES - DESCRIPTION AND ADDITIONAL AREA. The Lessor hereby leases to the Lessee, and the Lessee leases from the Lessor on the terms and conditions hereinafter set forth, office space in the Lessor's store building at 225 West Appleway in the City of Coeur d'Alene, Kootenai County, Idaho, consisting of approximately 1017 square feet, (and constituting approximately 1.67% of the improved ground floor area of the Lessor's building), hereinafter referred to as the "premises", "leased premises", or "demised premises", and which premises are a part of the "entire premises" (the "Shopping Center") described on Exhibit "A", and which leased premises are described by dimension and location as heavily outlined in red on the Site Plan attached hereto as Exhibit "B". (Each of the aforesaid Exhibits are attached to and incorporated herein by reference.) In addition, the Lessor hereby leases to the Lessee, for the benefit of the Lessee, its customers, invitees, agents and employees, the right to use in common with others entitled thereto the driveways, sidewalks, and parking areas in the Shopping Center, as are depicted on the Site Plan of the entire premises attached hereto as Exhibit "B", and such other common facilities as may be designated from time to time by the Lessor, subject, however, to the terms and conditions of this Lease, the Primary Lease, and to the reasonable rules and

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regulations for the use thereof prescribed form time to time by the Lessor. In addition thereto, the restroom and lounge area provided for employees of the Lessor shall be available for the use of the Lessee's employees.

     2. TERM. The leasehold interest hereby conveyed shall be for a term of five (5) years, commencing on the bank opening date and terminating at 12:01 a.m. of the day which is five (5) years after the commencement date, unless earlier terminated by either party as hereinafter provided. The bank opening date shall be designated the "commencement date" as referred to in this Lease.

     3. RENT. In consideration of this Lease, the Lessee agrees to pay the Lessor as rental at the time and the place where rent is payable as hereinafter specified, monthly rental as follows:

          a. Monthly Rent. One Thousand Two Hundred Seventy-One and 25/100 ($1,271.25) Dollars per month, plus 1.67% of the estimated monthly costs of common tenancy for the Lessor's building payable under the Primary Lease, which costs for the first lease year are estimated on Exhibit "C" as attached hereto for reference. Installments of rent shall be paid in advance on the commencement date and on the first day of each month thereafter from commencement date through the lease term.

          b. Annual Adjustment of Costs. The portion of the monthly rent due as a 1.67% pro rata share of the costs of common tenancy, as estimated on Exhibit "C", shall be adjusted from time to time to reflect the increases or decreases in said costs, and annually on the commencement date of this Lease, adjustments shall be made by lump sum payment or reimbursement to reflect any excess or deficit in such payments during the year, it being the intent of the parties that the Lessee pay 1.67% of the Lessor's actual cost for these expenses.

          c. Tax on Rentals. Should there presently be in effect or should there be enacted during the term of this Lease any law, statue or ordinance

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levying a tax (other than federal or state income taxes) on rents, the Lessee shall reimburse the Lessor monthly and at the same time as monthly rental payments are due hereunder for the actual amounts of all such taxes paid on rents payable by the Lessee hereunder.

4.   LIABILITY INSURANCE - INDEMNIFICATION.

     a. Indemnification of Lessor. The Lessee will indemnify the Lessor and save it harmless from and against any and all lien claims, actions, damages, liability and expense in connection with loss of life, personal injury, and/or damage to property occasioned by the occupancy or use by the Lessee of the leased premises or any part thereof, or occasioned wholly or in part by any act or omission of the Lessee, its agents, contractors, employees or servants. In case the Lessor shall, without fault on its part, be made a party to any litigation commenced by or against the Lessee, then the Lessee shall protect and hold the Lessor harmless and shall pay all costs, expenses and reasonable attorney fees incurred or paid by the Lessor in connection with such litigation.

     b. Liability Insurance. The Lessee agrees that, at its own expense and cost, it shall procure and continue in force, in the names of the Lessor and the Lessee, general liability insurance against any and all claims for injuries to persons and/or property occurring in, upon or about the demised premises, such insurance at all times to be in an amount not less than One Million Dollars ($1,000,000.00) for bodily injury to any person and One Million Dollars ($1,000,000.00) for bodily injury arising out of any one occurrence, and not less than Three Hundred Fifty Thousand Dollars ($350,000.,00) for property damage arising out of any said occurrence. Such insurance shall be written in a sound company, or companies authorized to engage in the business of general liability insurance in the States of Washington or Idaho, and there shall be delivered to the Lessor

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certificates issued by said company or companies evidencing that such insurance coverage exists and payment of premiums has been made. The coverage provided for herein shall be for a period of not less than one (1) year; it being understood and agreed that fifteen (15) days prior to the expiration of any such insurance the Lessee will deliver to the Lessor a renewal or new certificate to take the place of the certificate expiring, with the further understanding that, should the Lessee fail to furnish said coverage as evidenced by the certificate as is required by this Lease and at the time herein provided, the lessor may obtain such insurance and the premiums on such insurance shall be paid by the Lessee to the Lessor upon demand, with interest at twenty percent (20%), per annum, and the Lessor shall have the same rights and remedies as in the case of the Lessee's failure to pay the rental herein reserved.

5.   MAINTENANCE AND REPAIR.

     a. Lessee's Duties. The Lessee shall keep the leased premises including the interior thereof in good, clean and presentable appearance, in good order and in a good condition of maintenance and repair, including interior paint, and wall surfaces, floors and floor coverings, ceilings, signs and fixtures throughout the term of this Lease and any extension or renewal thereof, reasonable wear and tear, fire and other insured casualty excepted. The Lessee shall indemnify the Lessor and hold it harmless against any claim, demand and/or judgment for loss, damage or injury to property or persons, resulting or accruing by reason of the failure of the Lessee to perform the requirements of this paragraph, except as otherwise provided herein.

     b. Lessor's Duties. The Lessor shall repair and maintain in good order and condition the structural portion of the leased premises, including the roof, outside and inside of exterior walls, foundations, and structural

                                      -4-
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     portions and members thereof, the heating and air conditioning system, and no other portion of the leased premises, except as hereinafter specifically set forth; however, any repairs required to be made to those things or items required to be kept in repair by the Lessor, where such repairs are necessitated by a fault or negligence of the Lessee, its licensees, servants, or employees, shall be made by the Lessee at its own cost and expense.

     6. USE OF PREMISES, WASTE. The Lessee shall use the premises for conducting therein the business of operating a state chartered bank branch, and for no other business or purpose without first obtaining the written consent of the Lessor. The Lessee shall not use the premises in such manner as to violate any applicable law, rule, ordinance or regulation of any governing body, or any provision of the Primary Lease. The Lessee will permit no waste, damage or injury to the premises.

     7. EXCLUSIVE USE. During the term of this Lease, the Lessor shall not allow any tenant, nor shall the Lessor directly or indirectly engage in or compete with the business of the Lessee within the Lessor's building.

     8. USE OF PARKING LOT. It is understood that the Lessee shall have the non-exclusive use of the parking area within the Shopping Center. This use is granted with the express understanding that the Lessor and any other tenants of the Shopping Center and other tenants and property owners in the retail complex, of which the Shopping Center is a part, may use these facilities and may use the parking area for their customers. The matter, however, of allocation of parking space between the various occupants of the entire premises and of the allocation of said parking space as between occupants and their officers and employees on the one hand and invitees and customers on the other hand shall be subject to the sole uncontrolled discretion of the Lessor. When necessary, because of peak days or peak hours, the Lessee's employees shall refrain from

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parking in the parking lot or shall park in areas designated for employees of tenants, and will cooperate fully with the Lessor in seeing that this clause is carried out.

     9. GOVERNMENTAL FEES. All license, inspection or other fees due any governmental agency as a result of activities carried on at the leased premises shall be promptly paid by the Lessee as and when such sums become due.

     10. LIMITATIONS. The Lessor does not acquire by this Lease any right, title or interest in or to any property of the Lessee. The Lessor is not and never shall be liable to any creditor of the Lessee or to any claimant against the estate or property of the Lessee for any debt, loss, contract or other obligation of the Lessee. The relationship between the Lessor and the Lessee is solely that of landlord and tenant, neither has any right of ownership or control over the business or affairs of the other, and the relationship is not and never shall be deemed a partnership or joint venture. Neither party to this Agreement has any right to control or direct the activities of the employees or agents of the other party, and neither party shall act as or be deemed to act as the agent or representative of the other.

     11. ACCESS TO PREMISES. The Lessor or its agents shall have access to the demised premises at reasonable times in the company of agents of the Lessee for the purpose of examining and inspecting the same to assure compliance with the terms of this Lease and to make necessary repairs or improvements thereto.

     12. SERVICES AND UTILITIES. The Lessor agrees to supply heat, electricity, gas, water, janitorial services, parking lot and planting maintenance for the operation of the building, including the demised premises, during the term of this Lease.

     13. SIGNS. Signs identifying the Lessee may be placed on the walls of the leased premises, or upon any exterior part of the building by the Lessee

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subject to the approval of the Lessor, which approval shall not be unreasonably withheld, and shall be so placed upon the understanding and agreement that the Lessee will remove the same at the termination of the tenancy herein created and repair any damage or injury to the leased premises caused thereby.

     14. LESSEE'S DUTY TO INSURE FIXTURES & EQUIPMENT. The Lessee shall procure and maintain insurance on its fixtures and equipment with an acceptable company, with standard extended coverage endorsements, to the extent of the full replacement value thereof; the proceeds of which as long as this Lease is in effect shall be for the repair or replacement of the fixtures so insured.

     15.  WAIVER OF SUBROGATION.

          a. By Lessor. Provided that the Lessee has fully performed its obligations under the paragraph entitled "LESSEE'S DUTY TO INSURE FIXTURE & EQUIPMENT", the Lessor hereby releases the Lessee of and from every and all right, claim and demand that the Lessor may hereafter have against the Lessee, its successors or assigns, arising out of or in connection with any loss or losses occasioned by fire or other casualties as are included under the insurance coverage required of the Lessee under said paragraph, and does hereby waive all rights of subrogation in favor of insurance carriers against the Lessee arising out of any losses occasioned by causes so insured against as are included under the terms and conditions of said insurance policies, and sustained by the Lessor in or to the building, including the demised premises.

          b. By Lease. The Lessee hereby releases the Lessor from any and every right, claim and demand that the Lessee may have against the Lessor, its successors or assigns, arising out of or in connection with any loss or losses occasioned by fire and/or other casualties as are included under the normal extended coverage clauses of fire insurance policies, and does hereby waive all rights of subrogation in favor of insurance carriers against

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     the Lessor arising out of any losses occasioned by fire and such items as are included under the normal extended coverage clauses of fire insurance policies, and sustained by the Lessee to its trade fixtures, equipment and other personal property in the leased premises.

     16. DAMAGE OR DESTRUCTION OF PREMISES. If at any time after the commencement of the term of this Lease, any of the improvements on the demised premises or the Lessor's building are substantially damaged or destroyed by insured or uninsured casualty, then in that event either party may give notice to the other (pursuant to the paragraph herein entitled "NOTICE AND DEMANDS"), of intention to terminate this Lease. Such notice, to be effective, must be given within fifteen (15) days after the occurrence of said casualty and shall specify that, effective upon the expiration of thirty (30) days after the giving of notice, this Lease and all rights and liabilities of the parties hereunder shall cease and terminate, excepting any cause or claim existing prior to said damage or destruction. If during an interim period of reconstruction or repair the facility is inoperable, rent will abate until normal tenant activities can be resumed. Lessee agrees to pay Common Tenancy Expenses through the reconstruction/repair period. There shall be no abatement of Rent if the damage was caused in whole or in part by the act or omission of the Lessee, its agents, employees, licensees, contractors or invitees. Rent shall not abate during any period of notice required above, but the obligation to pay rent, except as noted herein, shall continue until termination of this Lease.

     17. LESSOR'S LIABILITY FOR DAMAGE. The Lessor shall not be liable to the Lessee or to any other person whomsoever for any damage occasioned by plumbing, gas, water, steam, gasoline, sprinkler or other pipe, boiler, tank, storage or delivery system, or sewage system, or by the bursting, running or leaking of any tank, container, hose or other pipes in or about the premises, nor for any damage occasioned by water being upon or coming through the roof,

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skylight, vent, trapdoor or otherwise, or for any damage arising from any acts or neglect of co-tenants or other occupants of the Shopping Center or of adjacent property, or the public for any failure to furnish, or interruption of service of any water, gas or electricity.

     18. LESSOR'S INDEMNITY. Except as otherwise provided in the preceding paragraph and in the paragraph entitles "WAIVER OF SUBROGATION", the Lessor agrees to indemnify the Lessee against and save the Lessee harmless from all demands, claims, causes of action or judgment, and all reasonable expenses incurred in investigation or resisting the same, for injury to person, loss of life, or damage to property occurring on the leased premises or on any common areas caused by the negligent act of the Lessor, its officers, agents or employees.

     19. ASSIGNMENT AND SUBLETTING. Except as otherwise may be permitted in this Lease, the Lessee shall not allow or permit any transfer of this Lease or any interest under it or any lien upon the Lessee's interest by operation of law, or assign or convey this Lease or any interest under it, or sublet the premises or any part thereof, or permit the use or occupancy of the premises or any part thereof by any one other than the Lessee, except with regard to affiliated companies which will not occupy more than twenty-five percent (25%) of the available space, without the prior written consent of the Lessor, which shall not be unreasonably withheld.

     20. ATTORNMENT. The Lessee shall, in the event of sale or assignment of the Lessor's interest, or in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Lessor covering the leased premises, attorn to the purchaser upon any such sale, assignment, foreclosure, or sale and recognize such purchaser as the Lessor under this Lease.

     21. OFFSET STATEMENT. Within ten (10) days after request therefor by the Lessor, or in the event of any sale, assignment or hypothecation of the

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leased premises and/or the land thereunder by the Lessor, an offset statement shall be required from the Lessee. The Lessee agrees to deliver in recordable form a certificate to a proposed mortgagor or purchaser, or to the Lessor, certifying (if such be the case) that this lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by the Lessee.

     22. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in, or prevented from the performance of any act required hereunder by reason of strikes, walk-outs, labor trouble, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reason of a like nature not the fault of the parties performing work or doing acts required under the terms of this Lease, then performance of such shall be excused for the period of such delay. The provisions of this section shall not operate to excuse the Lessee from prompt payment of rent, or any other payments required by the terms of this Lease, except as may be otherwise provided.

     23. EMINENT DOMAIN. In the event any part of the demised premises, the Lessor's building, or a substantial portion of the parking or access areas of the entire premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease, upon thirty (30) days notice by either party to the other given pursuant to the paragraph herein entitled "NOTICE AND DEMANDS". shall terminate and expire as of the date of such taking, and each party shall thereupon be released from any liability thereafter accruing hereunder, excepting claims existing prior to said taking. In the event of partial taking and neither party elects to terminate this Lease, then this Lease shall continue in full force and effect as to the part not taken, on the same terms and conditions, including rental, as set forth in this Lease.

     24. ALTERATIONS AND IMPROVEMENTS. The Lessee may from time to time and at its own expense, make repairs, replacements, additions,

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improvements, alterations or changes necessary or appropriate for the proper and suitable use of the leased premises; provided always, that such repairs, modifications, replacements, additions, improvements, alterations or changes will not lessen the then value of such premises or other improvements, and shall be in accordance with the plans and specifications prepared by the Lessee and submitted to the Lessor for approval, which approval shall not be unreasonably withheld. The provisions of the preceding sentence with respect to submitting plans and specifications to the Lessor shall not apply if the change to be made is not structural and involves an expense of less than One Thousand Dollars ($1,000.00). If the Lessor shall fail to object to such plans and specifications within thirty (30) days after such submission the same shall be deemed approved. All work shall be done in a good and workmanlike manner, and when completed be free and clear of all claims for liens by mechanics or materialmen for or on account of labor and materials furnished in and about such premises.

     25. REMEDIES ON DEFAULT. In the event the Lessee does not pay the rents reserved herein as and when the same are due, and within ten (10) days after written notice of said default shall have been given to the Lessee, or the Lessee's failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by the Lessee for more than thirty (30) days after written notice of such default shall have been given to the Lessee, or if the Lessee or any agent of the Lessee shall falsify any report required to be furnished to the Lessor pursuant to the terms of this Lease, or if the Lessee shall abandon said premises, or suffer this Lease to be taken under any writ of execution, then the Lessor besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of the Lessee, all without service of notice except as provided above; or resort to legal process

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and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. The Lessor may, however, retain for satisfaction of the Lessee's obligations only, so much of said personal property as is necessary to cure the default of the Lessee as authorized by this Lease. Should the Lessor at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from the Lessee all damages it may incur by reason of such breach, including the cost of recovering the leased premises and reasonable attorney's fees, all of which amount shall be immediately due and payable from the Lessee to the Lessor.

     26. EXPIRATION - SURRENDER OF POSSESSION. Upon the expiration of this Lease at the end of the term thereof, or upon termination of this Lease in any other manner permitted or required herein, the Lessee will quietly yield and surrender possession of the demised premises including the building erected thereon, in as good condition as the same now is, reasonable wear and tear excepted.

     27. FIXTURES. Any trade fixtures, or other personal property installed in the leased premises by the Lessee shall remain the property of the Lessee, and may be removed by the Lessee at any time during the term of this Lease, provided that the Lessee is not in default under the terms of this Lease. All such trade fixtures and other personal property shall be removed by the Lessee upon termination of this Lease. Upon removal of such trade fixtures or equipment the Lessee shall promptly, at its sole cost and expense, repair all damage to any part of the leased premises occasioned by the installation or removal thereof.

     28. HOLDOVER. If the Lessee remains in possession of the leased premises after the expiration of this Lease with the permission of the Lessor and without execution of a new Lease, it shall be deemed to be occupying said premises as tenant from month to month.

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     29.  NOTICE AND DEMANDS - PLACE OF PAYMENT OF RENT.  Any notices or demands required or permitted by law or any provisions of this Lease, shall be in writing.

          a. Lessor. Any such notices or demands and all rent or other payments required by this Lease shall be sent to the Lessor by first class United States Mail, postage prepaid, and addressed to the Lessor at PO Box 9000, Spokane, Washington 99209-9000, or at such other address as the Lessor may designate in writing pursuant to this paragraph.

          b. Lessee. Any such notices or demands to be served upon the Lessee shall be in writing and shall be sent by first class United States Mail, postage prepaid, addressed to the Lessee at 421 West Riverside, Spokane, Washington 99201, or such other address as the Lessee may designate in writing pursuant to this paragraph.

     30. ATTORNEY FEES. If the Lessor shall without any fault on the part of the Lessor be made a party to any litigation commenced by or against the Lessee growing out of or having relation to the leased premises or to this Lease, then the Lessee shall defend the Lessor on demand from the Lessor at the Lessee's sole cost. In the event of any action brought by the Lessor to recover any rent due and unpaid hereunder or to recover possession of the leased premises, or in the event any action is brought by the Lessor or the Lessee for enforcement of this agreement, or for the breach of any of the terms, covenants, or conditions contained in this Lease, the prevailing party shall be entitled to recover reasonable attorney's fees to be fixed by the Court, together with costs of suit there incurred. This paragraph shall apply to such fees and costs at all stages of the proceedings and shall survive termination, early termination or cancellation of this Lease.

     31. JURISDICTION. This Lease shall be construed and enforced in accordance with the laws of the state wherein the demised premises are located.

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In the event any covenant, condition or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the validity of such covenant, condition or provision shall not affect any other covenant, condition or provision herein contained.

     32. NONWAIVER OR BREACH. No waiver of any breach of this Lease, be either the Lessor or the Lessee, shall be considered to be a waiver of any other or subsequent breach.

     33. MEMORANDUM OF LEASE. The parties agree that only a memorandum of this Lease may be recorded, said memo to contain only reference to the names of the parties, legal description of the premises, the terms of the Lease, and extension or options (if any), and the parties agree to prepare and execute such memo Lease at the request of either party.

     34. NAMES. The words "Lessor" and "Lessee", wherever used in this Lease, shall, unless the context requires a different construction, be construed to mean and include, respectively, all the Lessors and all the Lessees in each case in which there is more than one Lessor and Lessee, and in each case in which the Lessor or the Lessee is a woman or a corporation or two or more parties, all necessary grammatical changes in number and gender shall be deemed made. The headings of sections are for convenience only and do not define, limit or construe the content of the section.

     35. WARRANTY OF QUIET ENJOYMENT. The Lessor warrants as follows: That as of commencement date the Lessee shall have peaceful and quiet possession during the term of this Lease and any extension thereof; that the Lessor has full power and authority to make this Lease subject to the terms and conditions of prior leases to the entire premises as hereinafter identified.

     36. ACKNOWLEDGMENT OF LIMITATIONS OF LESSOR'S INTEREST. The Lessee acknowledges that the Lessor's and the Lessee's interest in the entire premises is limited as follows:

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

     a. Primary Lease. A lease of and to the entire premises was entered into pursuant to that certain Lease Agreement, dated as of July 25, 1990, between RSM, INC., a Washington corporation, as the Lessor, and ROSAUERS SUPERMARKETS, INC., as the Lessee. Said Lease Agreement, referred to herein as the "Primary Lease", is and shall remain controlling in the event of any conflict between this Lease and said Primary Lease, and the Lessee's rights herein are subject to any such conflicting provisions.

     b. Subordination. This Lease shall at all times be subject, subordinate and inferior in lien with respect to any first mortgage that may be placed upon the demised premises or any part hereof, given to any institutional or individual lender, and the recording of such mortgage shall be deemed prior in lien to this Lease, irrespective of the date of recording of such mortgage, and the Lessee will, upon demand, execute any instrument necessary to effectuate such subordination, provided however, that such subordination shall not affect the Lessee's right to possession, use and occupancy of the leased premises so long as the Lessee shall not be in default under any of the terms of this Lease.

     c. The Lessee, by its execution of this Lease, hereby unconditionally acknowledges and agrees as follows:

          (1)  Lessee has received a copy of the Primary Lease and

          (2) This Lease represents a sublease of the Lessor's rights, and the rights of the Lessee hereunder are in all respects subject and subordinate to the Primary Lease.

     37. TIME OF ESSENCE. Time is of the essence of this Lease, and of each and every covenant, term, condition and provision hereof.

     38. SUCCESSORS AND ASSIGNS. This Lease and the terms and conditions herein contained shall inure to the benefit of and bind not only the parties hereto, but also their respective successors in interest and assigns, except as otherwise limited herein.

     39. TERMINATION OPTION. Any provision herein to the contrary notwithstanding, either party hereto may cause early termination of this Lease by giving to the other one hundred eighty (180) days notice of its intention to terminate. Such notice shall provide for termination one hundred eight (180) days from the first day of the month following mailing of said notice, unless the parties mutually agree to a lesser period of time. Notice shall be given as provided in the paragraph entitled "NOTICE AND DEMANDS". Upon expiration of the last day of said notice period, this Lease shall be canceled and neither party hereto shall have further right, duty or liability hereunder, excepting claims or causes existing prior to said termination.

     IN WITNESS WHEREOF the parties have executed this Lease the day and year first above written.


"LESSOR:"                              "LESSEE":

ROSAUERS SUPERMARKETS, INC.,           INLAND NORTHWEST BANK
a Washington corporation               a State Chartered Bank

By  /s/ L.D. Geller                    By  /s/ Frederick M. Schunter
  --------------------------------     -----------------------------------
    L.D. Geller                            Frederick M. Schunter
    President                              President


    /s/ C.J. McElderry
----------------------------------
    C.J. McElderry
    Secretary

STATE OF WASHINGTON  )
                     )  ss.
County of Spokane    )

    I certify that I know or have satisfactory evidence that L. D. GELLER and
C. J. McELDERRY signed this instrument, on oath stated that they were authorized to execute the instrument, and acknowledged it as the President and Secretary of ROSAUERS SUPERMARKETS, INC., to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     DATED this  16th  day of    December       , 1997.
                ------        ------------------

    [NOTARY SEAL APPEARS HERE]                  /s/ Eileen M. Hendon
(Seal or Stamp)                                --------------------------------
                                               NOTARY PUBLIC
                                               My appointment expires  3/1/98
                                                                     ----------

STATE OF WASHINGTON  )
                     )  SS.
County of            )

    I certify that I know or have satisfactory evidence that Frederick M. Schunter signed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the President of INLAND NORTHWEST BANK, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     DATED this  18th  day of    December       , 1997.
                ------        ------------------

    [NOTARY SEAL APPEARS HERE]                  /s/ Anita L. Kuhn
(Seal or Stamp)                                --------------------------------
                                               NOTARY PUBLIC
                                               My appointment expires  7/31/01
                                                                     ----------

                                   EXHIBIT A

Real Property the street address of which is West 225 Appleway, Coeur d'Alene, Idaho, more particularly described as follows:


Tracts 10, 11, 12 and 13, FRUITLAND ADDITION, according to the plat recorded in the office of the County Recorder in Book C of Plats at Page 12, records of Kootenai County, Idaho.

EXCEPTING THEREFROM that portion of said Tract 13 described in the deed to the State of Idaho recorded October 28, 1970 in Book 242 of Deeds at Page 8, records of Kootenai County, Idaho.

ALSO EXCEPTING THEREFROM a portion of said Tracts 11, 12 and 13 all oil, gas and other hydrocarbon substances and all minerals in, under and that may be produced from a depth below 500 feet of the surface of the above described real property, but without the right of entry upon the service thereof, as reserved in the deed from Phillips Petroleum Company recorded June 23, 1972 in Book 257 of Deeds at Page 263, records of Kootenai County, Idaho.

ALSO EXCEPTING THEREFROM a portion of said Tracts 11 and 12 all oil, gas and minerals as reserved in the deed from Phillips Petroleum Company recorded April 30, 1975 in Book 271 of Deeds at Page 146, records of Kootenai County, Idaho.

                             [ROSAUERS SITE PLAN]

                                  EXHIBIT 'B'

                                   EXHIBIT C

                            ESTIMATED ANNUAL COSTS*
                            COMMON TENANCY EXPENSES
                         STORE #28 - COUER D'ALENE, ID

                                                    ESTIMATED
                                                      ANNUAL       LESSEE'S
                         ESTIMATED                    COMMON       PRORATION
                           TOTAL       PERCENTAGE    TENANCY        USING -
                       ANNUAL COSTS     APPLIED       COSTS          1.67%
                       ------------    ----------  -----------     ---------
Gas Heat                $ 18,361.69        10%     $  1,836.17     $   30.66
Water & Sewer             11,434.42        15%        1,715.16         28.64
Refuse                    16,598.30        15%        2,489.75         41.58
Electricity              145.739.00        55%       80,156.45      1,338.61
Janitorial Labor          12,230.12        55%        6,726.57        112.33
Janitorial Contract       62,815.00        55%       34,548.25        576.96
Janitorial Supplies       26,542.87        55%       14,598.58        243.80
Parking Lot               19,728.69       100%       19,728.69        329.47
Pest Control                 928.63       100%          928.63         15.51
Interior Bldg. Repair          0.00       100%            0.00          0.00
Exterior Bldg. Repair      1,792.66       100%        1,792.66         29.94
Bldg. Fire Insurance       1,484.00       100%        1,484.00         24.78
Real Property Taxes       56,648.88       100%       56,648.88        946.04
                        -----------                -----------     ---------
Totals                  $374,304.26                $222,653.79     $3,718.32

Lessee's estimated monthly cost of common area maintenance         $  309.86
                                                                   =========

* BASED ON FY 1997 ACTUAL